Exhibit h.2

FUND ADMINISTRATION SERVICING AGREEMENT

THIS AGREEMENT is made and entered into as of this ___ day of ______, 2003, by and between NorCap Funds, Inc. a Wisconsin Corporation (the “Corporation”) and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”).

WHEREAS, the Corporation is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company, and is authorized to issue shares of common stock in separate series, with each such series representing interests in a separate portfolio of securities and other assets;

WHEREAS, USBFS is, among other things, in the business of providing fund administration services for the benefit of its customers; and

WHEREAS, the Corporation desires to retain USBFS to provide fund administration services for each series of the Corporation listed on Exhibit A hereto (as amended from time to time) (each a “Fund”, collectively the “Funds”).

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.

Appointment of USBFS as Administrator

The Corporation hereby appoints USBFS as administrator of the Corporation on the terms and conditions set forth in this Agreement, and USBFS hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement.

2.

Services and Duties of USBFS

USBFS shall provide the following fund administration services for the Funds, including but not limited to:

A.

General Fund Management:

(1)

Act as liaison among all Fund service providers.

(2)

Supply:

a.

Corporate secretarial services.

b.

Office facilities (which may be in USBFS’s or its affiliate’s own offices).

c.

Non-investment-related statistical and research data as needed.

(3)

Coordinate the Corporation’s Board of Directors’ (the “Board of Directors” or the “Directors”) communications, such as:

a.

Establish meeting agendas.

b.

Prepare reports for the Board of Directors based on financial and administrative data.

c.

Evaluate independent auditor.

d.

Secure and monitor fidelity bond and director and officer liability coverage, and make the necessary Securities and Exchange Commission (the “SEC”) filings relating thereto.

e.

Prepare minutes of meetings of the Board of Directors and Fund shareholders.

f.

Recommend dividend declarations to the Board of Directors, prepare and distribute to appropriate parties notices announcing declaration of dividends and other distributions to shareholders.

g.

Provide personnel to serve as officers of the Corporation if so elected by the Board of Directors, attend Board of Directors meetings and present materials for Directors’ review at such meetings.

(4)

Audits:

a.

Prepare appropriate schedules and assist independent auditors.

b.

Provide information to the SEC and facilitate audit process.

c.

Provide office facilities.

(5)

Assist in overall operations of the Fund.

(6)

Pay Fund expenses upon written authorization from the Corporation.

(7)

Monitor arrangements under shareholder services or similar plan.

B.

Compliance:

(1)

Regulatory Compliance:

a.

Monitor compliance with the 1940 Act requirements, including:

(i)

Asset diversification tests.

(ii)

Total return and SEC yield calculations.

(iii)

Maintenance of books and records under Rule 31a-3.

(iv)

Code of Ethics requirements for the disinterested Directors of the Fund.

b.

Monitor Fund's compliance with the policies and investment limitations of the Corporation as set forth in its current prospectus (the “Prospectus”) and statement of additional information (the “SAI”).

c.

Maintain awareness of applicable regulatory and operational service issues and recommend dispositions.

(2)

Blue Sky Compliance:

a.

Prepare and file with the appropriate state securities authorities any and all required compliance filings relating to the qualification of the securities of the Corporation, each Fund, or class of shares of a Fund, as applicable, so as to enable the Corporation to make a continuous offering of its shares in all states.

b.

Monitor status and maintain registrations in each state.

c.

Provide information regarding material developments in state securities regulation.

(3)

SEC Registration and Reporting:

a.

Assist Fund counsel in updating the Prospectus and SAI and in preparing proxy statements and Rule 24f-2 notices.

b.

Prepare and file annual and semiannual reports, Form N-SAR filings and Rule 24f-2 notices.

c.

Coordinate the printing, filing and mailing of publicly disseminated Prospectuses and reports, and amendments and supplements thereto.

d.

File fidelity bond under Rule 17g-1.

e.

File shareholder reports under Rule 30b2-1.

f.

Monitor sales of each Fund’s shares and ensure that such shares are properly registered or qualified, as applicable, with the SEC and the appropriate state authorities.

(4)

IRS Compliance:

a.

Monitor the Corporation’s status as a regulated investment company under Subchapter M, including without limitation, review of the following:

(i)

Asset diversification requirements.

(ii)

Qualifying income requirements.

(iii)

Distribution requirements.

b.

Calculate required distributions (including excise tax distributions).

C.

Financial Reporting:

(1)

Provide financial data required by the Fund’s Prospectus and SAI.

(2)

Prepare financial reports for officers, shareholders, tax authorities, performance reporting companies, the Board of Directors, the SEC, and independent auditors.

(3)

Supervise the Corporation’s custodian and fund accountants in the maintenance of the Corporation’s general ledger and in the preparation of the Fund’s financial statements, including oversight of expense accruals and payments, of the determination of net asset value of the Corporation’s net assets and of the Corporation’s shares, and of the declaration and payment of dividends and other distributions to shareholders.

(4)

Compute the yield, total return and expense ratio of each class of each Fund, and each Fund’s portfolio turnover rate.

(5)

Monitor the expense accruals and notify the Corporation’s management of any proposed adjustments.

(6)

Prepare monthly financial statements, which include without limitation the following items:

a.

Schedule of Investments.

b.

Statement of Assets and Liabilities.

c.

Statement of Operations.

d.

Statement of Changes in Net Assets.

e.

Cash Statement.

f.

Schedule of Capital Gains and Losses.

Prepare quarterly broker security transaction summaries.

D.

Tax Reporting:

(1)

Prepare and file on a timely basis appropriate federal and state tax returns including, without limitation, Forms 1120/8610 with any necessary schedules.

(2)

Prepare state income breakdowns where relevant.

(3)

File Form 1099 Miscellaneous for payments to Directors and other service providers.

(4)

Monitor wash sale losses.

(5)

Calculate eligible dividend income for corporate shareholders.

3.

Compensation

USBFS shall be compensated for providing the services set forth in this Agreement in accordance with the fee schedule set forth on Exhibit B hereto (as amended from time to time).  The Corporation shall pay all fees and reimbursable expenses within thirty (30) calendar days following receipt of the billing notice, except for any fee or expense subject to a good faith dispute.  The Corporation shall notify USBFS in writing within thirty (30) calendar days following receipt of each invoice if the Corporation is disputing any amounts in good faith.  The Corporation shall settle such disputed amounts within ten (10) calendar days of the day on which the parties agree to the amount to be paid.  With the exception of any fee or expense the Corporation is disputing in good faith as set forth above, unpaid invoices shall accrue a finance charge of one and one-half percent (1½%) per month, after the due date.  Notwithstanding anything to the contrary, amounts owed by the Corporation to USBFS shall only be paid out of the assets and property of the particular Fund involved.

4.

Indemnification; Limitation of Liability

A.

USBFS shall exercise reasonable care in the performance of its duties under this Agreement.  USBFS shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Corporation in connection with matters to which this Agreement relates, including losses resulting from mechanical breakdowns or the failure of communication or power supplies beyond USBFS’s control, except a loss arising out of or relating to USBFS’s refusal or failure to comply with the terms of this Agreement or from bad faith, negligence, or willful misconduct on its part in the performance of its duties under this Agreement.  Notwithstanding any other provision of this Agreement, if USBFS has exercised reasonable care in the performance of its duties under this Agreement, the Corporation shall indemnify and hold harmless USBFS from and against any and all claims, demands, losses, expenses, and liabilities of any and every nature (including reasonable attorneys’ fees) which USBFS may sustain or incur or which may be asserted against USBFS by any person arising out of any action taken or omitted to be taken by it in performing the services hereunder, except for any and all claims, demands, losses, expenses, and liabilities arising out of or relating to USBFS’s refusal or failure to comply with the terms of this Agreement or from bad faith, negligence or from willful misconduct on its part in performance of its duties under this Agreement, (i) in accordance with the foregoing standards, or (ii) in reliance upon any written or oral instruction provided to USBFS by any duly authorized officer of the Corporation, such duly authorized officer to be included in a list of authorized officers furnished to USBFS and as amended from time to time in writing by resolution of the Board of Directors.

USBFS shall indemnify and hold the Corporation harmless from and against any and all claims, demands, losses, expenses, and liabilities of any and every nature (including reasonable attorneys’ fees) that the Corporation may sustain or incur or that may be asserted against the Corporation by any person arising out of any action taken or omitted to be taken by USBFS as a result of USBFS’s refusal or failure to comply with the terms of this Agreement, its bad faith, negligence, or willful misconduct.

In the event of a mechanical breakdown or failure of communication or power supplies beyond its control, USBFS shall take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond USBFS’s control.  USBFS will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of USBFS.  USBFS agrees that it shall, at all times, have reasonable contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available.  Representatives of the Corporation shall be entitled to inspect USBFS’s premises and operating capabilities at any time during regular business hours of USBFS, upon reasonable notice to USBFS.

Notwithstanding the above, USBFS reserves the right to reprocess and correct administrative errors at its own expense.

B.

In order that the indemnification provisions contained in this section shall apply, it is understood that if in any case the indemnitor may be asked to indemnify or hold the indemnitee harmless, the indemnitor shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the indemnitee will use all reasonable care to notify the indemnitor promptly concerning any situation that presents or appears likely to present the probability of a claim for indemnification.  The indemnitor shall have the option to defend the indemnitee against any claim that may be the subject of this indemnification.  In the event that the indemnitor so elects, it will so notify the indemnitee and thereupon the indemnitor shall take over complete defense of the claim, and the indemnitee shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section.  The indemnitee shall in no case confess any claim or make any compromise in any case in which the indemnitor will be asked to indemnify the indemnitee except with the indemnitor’s prior written consent.

5.

Proprietary and Confidential Information

USBFS agrees on behalf of itself and its directors, officers, and employees to treat confidentially and as proprietary information of the Corporation all records and other information relative to the Corporation and prior, present, or potential shareholders of the Corporation (and clients of said shareholders), and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Corporation, which approval shall not be unreasonably withheld and may not be withheld where USBFS may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Corporation.

Further, USBFS will adhere to the privacy policies adopted by the Corporation pursuant to Title V of the Gramm-Leach-Bliley Act, as may be modified from time to time (the “Act”).  Notwithstanding the foregoing, USBFS will not share any nonpublic personal information concerning any of the Corporation’s shareholders to any third party unless specifically directed by the Corporation or allowed under one of the exceptions noted under the Act.

6.

Term of Agreement; Amendment

This Agreement shall become effective as of the date first written above and will continue in effect for a period of one year. Subsequent to the initial one-year term, unless sooner terminated as provided herein, this Agreement shall continue automatically in effect for successive annual periods.  This Agreement may be terminated by either party upon giving ninety (90) days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties.  However, this Agreement may be amended by mutual written consent of the parties.

7.

Records

USBFS shall keep records relating to the services to be performed hereunder in the form and manner, and for such period, as it may deem advisable and is agreeable to the Corporation, but not inconsistent with the rules and regulations of appropriate government authorities, in particular, Section 31 of the 1940 Act and the rules thereunder.  USBFS agrees that all such records prepared or maintained by USBFS relating to the services to be performed by USBFS hereunder are the property of the Corporation and will be preserved, maintained, and made available in accordance with such applicable sections and rules of the 1940 Act and will be promptly surrendered to the Corporation on and in accordance with its request.

8.

Governing Law

This Agreement shall be construed in accordance with the laws of the State of Wisconsin, without regard to conflicts of law principles.  To the extent that the applicable laws of the State of Wisconsin, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the SEC thereunder.

9.

Duties in the Event of Termination

In the event that, in connection with termination, a successor to any of USBFS’s duties or responsibilities hereunder is designated by the Corporation by written notice to USBFS, USBFS will promptly, upon such termination and at the expense of the Corporation, transfer to such successor all relevant books, records, correspondence, and other data established or maintained by USBFS under this Agreement in a form reasonably  acceptable to the Corporation (if such form differs from the form in which USBFS has maintained, the Corporation shall pay any expenses associated with transferring the data to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from USBFS’s personnel in the establishment of books, records, and other data by such successor.

10.

No Agency Relationship

Nothing herein contained shall be deemed to authorize or empower USBFS to act as agent for the other party to this Agreement, or to conduct business in the name, or for the account, of the other party to this Agreement.

11.

Data Necessary to Perform Services

The Corporation or its agent shall furnish to USBFS the data necessary to perform the services described herein at such times and in such form as mutually agreed upon.  If USBFS is also acting in another capacity for the Corporation, nothing herein shall be deemed to relieve USBFS of any of its obligations in such capacity.

12.

Assignment

This Agreement may not be assigned by either party without the prior written consent of the other party.

13.

Notices

Any notice required or permitted to be given by either party to the other shall be in writing and shall be deemed to have been given on the date delivered personally or by courier service, or three (3) days after sent by registered or certified mail, postage prepaid, return receipt requested, or on the date sent and confirmed received by facsimile transmission to the other party’s address set forth below:

Notice to USBFS shall be sent to:

U.S. Bancorp Fund Services, LLC

615 East Michigan Street

Milwaukee, WI  53202

and notice to the Corporation shall be sent to:

NorCap Funds, Inc.

c/o Northern Capital Management, LLC

8010 Excelsior Drive, Suite 300

Madison, WI 53717

Facsimile No.: 608-831-0200

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the date first above written.

NORCAP FUNDS, INC.

U.S. BANCORP FUND SERVICES, LLC

By: /s/ Daniel T. Murphy

By: /s/ Joe D. Redwine

Title: President

Title: President

Exhibit A

to the

Fund Administration Servicing Agreement

Fund Names

Separate Series of NorCap Funds, Inc.

Name of Series

Date Added

NorCap Growth Fund

July __, 2003

Exhibit B

to the

Fund Administration Servicing Agreement

[Fee Schedule Omitted]